NEWS RELEASE
Cone Mills Corporation
Greensboro, NC 27415




                                                          For Immediate Release



                     CONE MILLS ANNOUNCES SUCCESSFUL BIDDER



         Greensboro, NC - January 29, 2004 -- Cone Mills Corporation today announced that the deadline for bids in the court-approved auction process has passed and that WLRoss & Co. has entered the highest and best bid. The sale hearing is scheduled for February 9 in the Delaware Bankruptcy Court to approve the sale to WLRoss & Co.


About Cone Mills

Founded in 1891, Cone Mills Corporation, headquartered in Greensboro, NC, is the world's largest producer of denim fabrics and one of the largest commission printers of home furnishings fabrics in North America. Manufacturing facilities are located in North Carolina and South Carolina, with a joint venture plant in Coahuila Mexico.
http://www.cone.com


                  This release includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, reflecting management's current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements preceded by, followed by or that include words such as "believe," "anticipate," "estimate," "expect," "would," and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.


Contacts:
Michael Gross                                                     Nyssa Tussing
212.484.7721                                                       212.484.7966

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